UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

Educate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50952	371465722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fleet Street Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

410-843-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 14, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 28, 2007, by and among Edge Acquisition, LLC, a Delaware limited liability company (“Parent”), Edge Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), and Educate, Inc. (the “Company”), MergerCo merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), other than certain shares owned by R. Christopher Hoehn-Saric, Chairman and Chief Executive Officer of the Company, and certain affiliates of Sterling Partners which were contributed to Parent immediately prior to the effective time of the merger, were canceled and were automatically converted into the right to receive $8.00 per share in cash, without interest. In addition, each outstanding option to purchase Common Stock was canceled and converted into the right to receive an amount of cash per share equal to the excess, if any, of $8.00 over the exercise price of the option in accordance with the terms of the Merger Agreement.

The Merger Agreement was approved by a majority of the Company’s stockholders at a special meeting of the Company’s stockholders held on June 12, 2007.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2007, and is incorporated herein by reference.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the completion of the Merger, the Company has notified NASDAQ that each outstanding share of Common Stock was converted in the Merger into the right to receive $8.00 in cash, without interest, and has requested that NASDAQ file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock. In addition, the Company has filed with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”) and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive $8.00 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

As a result of the Merger, the Company became a wholly owned subsidiary of Parent. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 14, 2007, the following directors of the Company resigned from its board of directors, effective upon completion of the Merger: Laurence Berg, Michael F. Devine III, David Hornbeck, Cheryl Krongard, Aaron Stone, Michael D. Weiner and Raul Yzaguirre.

As provided in the Merger Agreement, Mr. R. Christopher Hoehn-Saric, the Company’s Chief Executive Officer, became Chief Executive Officer of Parent and remained Chief Executive Officer of the surviving corporation.

ITEM 8.01	OTHER EVENTS.

On June 14, 2007, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among the Company, Edge Acquisition, LLC, and Edge Acquisition Corporation dated as of January 28, 2007 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

99.1	Press Release dated June 14, 2007, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATE, INC.

By:	/s/ Kevin Shaffer
Name:	Kevin Shaffer
Title:	Chief Financial Officer

Date: June 14, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among the Company, Edge Acquisition, LLC, and Edge Acquisition Corporation dated as of January 28, 2007 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

99.1	Press Release dated June 14, 2007